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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2004

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (Jurisdiction of Incorporation)	333-109686 (Commission File Number)	52-2277390 (IRS Employer Identification Number)
100 Overlook Center Princeton, New Jersey 08540 (Address of registrant's principal executive office)
(609) 514-0300 (Registrant's telephone number)

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On October 15, 2004, Rockwood Specialties Group, Inc.'s subsidiary, Rockwood Specialties Inc., a Delaware corporation ("RSI") entered into an amendment to the employment agreement, dated as of March 21, 2001, with its Senior Vice President and Chief Financial Officer, Robert J. Zatta. The amendment provides that Mr. Zatta's employment agreement may be terminated upon twelve months' prior written notice by RSI or six months' prior written notice by Mr. Zatta. The amendment also provides that if his employment is involuntarily terminated, other than for "cause," as defined in the agreement, or if he resigns with "good reason," as defined in the agreement, he will be entitled to certain severance payments and benefits. The amendment is filed as Exhibit 10.1 to this report.

        On October 15, 2004, Rockwood Specialties Group, Inc.'s ultimate parent company, Rockwood Holdings, Inc., a Delaware corporation ("Holdings") entered into an Amended and Restated Management Stockholder's Agreement with each of Mr. Zatta and Thomas J. Riordan, its Senior Vice President, Law & Administration (each an "Amended and Restated Management Stockholder's Agreement"), which amends and restates the Management Stockholder's Agreement, dated as of September 15, 2001, between Holdings and Mr. Zatta and February 2, 2001, between Holdings and Mr. Riordan, respectively. Pursuant to the Amended and Restated Management Stockholder's Agreements, Mr. Zatta and Mr. Riordan purchased additional shares of Holdings' common stock and received additional options. The Amended and Restated Management Stockholder's Agreements set forth the terms and conditions of the rights and obligations of each of Mr. Zatta and Mr. Riordan as a management stockholder, including certain restrictions on transfer, right of first refusal and put and call rights with respect to his existing shares of Holdings' common stock and options and newly purchased shares and newly granted options. The Amended and Restated Management Stockholder's Agreements are filed as Exhibits 10.2 and 10.6 to this report.

        In connection with the Amended and Restated Management Stockholder's Agreements, Mr. Zatta and Mr. Riordan each entered into a time/performance stock option agreement (each a "Time/Performance Stock Option Agreement") with Holdings, pursuant to which Holdings granted to each of Mr. Zatta and Mr. Riordan an option to purchase shares of Holdings' common stock. The options will vest as to 50% of the shares subject to the option over the passage of time and as to the remaining 50% of the shares subject to the option based upon the achievement of certain performance targets over time. Concurrently, Mr. Zatta and Mr. Riordan also entered into performance stock option agreements (each a "Performance Stock Option Agreement") with Holdings, pursuant to which Holdings granted to each of Mr. Zatta and Mr. Riordan an option to purchase shares of Holdings' common stock, which will vest over time based upon the achievement of certain performance targets. The Time/Performance Stock Option Agreements and Performance Stock Option Agreements are filed as Exhibits 10.3, 10.4, 10.7 and 10.8 to this report.

        In addition, on October 15, 2004, Mr. Zatta and Mr. Riordan entered into an Amended and Restated Sale Participation Agreement (each an "Amended and Restated Sale Participation Agreement") with KKR 1996 Fund L.P., KKR Partners II, L.P., KKR Millennium Fund, L.P., KKR Partners III, L.P. and KKR European Fund, Limited Partnership (collectively, the "KKR Partners"), which amends and restates the Sale Participation Agreement, dated as of September 15, 2001, among Mr. Zatta, KKR 1996 Fund L.P. and KKR Partners II, L.P. and February 2, 2001, among Mr. Riordan, KKR 1996 Fund L.P. and KKR Partners II, L.P., respectively. The Amended and Restated Sale Participation Agreements grant to each of Mr. Zatta and Mr. Riordan, as a management stockholder, rights to participate in sales of shares of Holdings' common stock by affiliates of KKR and requires Mr. Zatta and Mr. Riordan, if so requested by affiliates of KKR, to participate in such sales under certain circumstances. The Amended and Restated Sale Participation Agreements are filed as Exhibits 10.5 and 10.9 to this report.

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ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(c)
Exhibits.

        The following Exhibits are filed herewith as part of this report:

Exhibit No.	Description
10.1	Amendment to the Employment Agreement, dated as of March 21, 2001, between Rockwood Specialties Inc. and Robert J. Zatta
10.2	Amended and Restated Management Stockholder's Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Robert J. Zatta
10.3	Time/Performance Stock Option Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Robert J. Zatta
10.4	Performance Stock Option Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Robert J. Zatta
10.5	Amended and Restated Sale Participation Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Robert J. Zatta
10.6	Amended and Restated Management Stockholder's Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Thomas J. Riordan
10.7	Time/Performance Stock Option Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Thomas J. Riordan
10.8	Performance Stock Option Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Thomas J. Riordan
10.9	Amended and Restated Sale Participation Agreement, dated as of October 15, 2004, between Rockwood Holdings, Inc. and Thomas J. Riordan

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.
By:	/s/ Michael W. Valente
	Name:	Michael W. Valente
	Title:	Assistant Secretary

Dated: October 19, 2004

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  ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
  ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES